AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 1 (the “Amendment”) is dated for reference the 17th day of February, 2016.

BETWEEN

COUNTERPATH CORPORATION a company incorporated under the laws of the State of Nevada and having an office at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M3

(the “Parent”)

AND

COUNTERPATH TECHNOLOGIES INC. (f.k.a. CounterPath Solutions R&D Inc.) a company incorporated under the laws of the province of British Columbia and having an office at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M3

(the “Subsidiary”)

AND

DONOVAN JONES having an address for notice at 2266-138A Street, White Rock, British Columbia, Canada V4A9V5

(the “Employee”)

(each of the Parent, the Subsidiary and the Employee, a “Party” and together, the “Parties”)

WHEREAS:

A.	The Subsidiary and the Employee entered into an Employment Agreement dated September 13, 2007 (the “Agreement”);

B.

Whereas under the Agreement, if the Employee is terminated pursuant to section 11.1, 11.2 or 12.2, the Subsidiary will pay to the Employee a severance payment of CDN$675,000, which was calculated on the basis of twenty-four months of the then base salary and twenty-four months of bonus and/or incentive with such bonus and/or incentive objectives being considered fully met;

C.

Whereas under the Agreement the employee is entitled to a disability benefit providing payments commensurate with his salary set out in section 2 including a draw against bonus of 43.75%, which was calculated on the basis of 50% of the bonus and/or incentive of 87.5% of the then base salary;

D.	On April 30, 2008, the Parent appointed the Employee to the position of President and Chief Executive Officer of the Parent;

E.

The Subsidiary amended the Employee’s base salary and bonus and/or incentive calculation several times between 2007 and 2014 with base salary increasing to CDN$30,208.33 per month with an ability to earn up to 50% of his base salary (paid and earned quarterly) based upon meeting certain objectives; and

CounterPath Technologies Inc. and CounterPath Corporation
Amendment No. 1 to Employment Agreement

F.

The Employee and the Subsidiary wish to enter into this Amendment to clarify and amend certain terms of Agreement, including flowing through modifications to base salary and bonus to certain terms of the Agreement and adding the Parent as a party to the Agreement for the purposes of guaranteeing all obligations to be made by the Subsidiary to the Employee under the Amended Agreement (as defined herein).

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.	The Agreement shall be amended by adding the Parent as a party to the Agreement as follows:

“CounterPath Corporation, a company incorporated under the laws of the state of Nevada and having an office at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M3.

(hereinafter referred to as the “Parent”)”

2.	Section 2 (Salary & Benefits) of the Agreement shall be deleted in its entirety and replaced with the following:

“2.

Salary and Benefits. The Company shall pay the Employee a salary of CDN$30,208.33 per month for the services of the Employee, payable at regular payroll periods established by the Company. The Employee's salary will be subject to deductions for Income Tax and Social Security remittances (collectively the "Government Deductions"). The Company shall also provide the Employee with (a) extended medical and dental insurance coverage as provided to other employees of the Company, and (b) participation in a bonus and incentive plan which shall provide the Employee the ability to earn up to 50% of his base salary (paid and earned quarterly based upon performance achievement of predefined objectives to be mutually agreed to between the Company and the Employee). The Employee will be entitled to participate in the Company’s benefit programs including the Company’s Employee Share Purchase Program and its Group Retirement Savings Plan (collectively the “Plans”) in accordance with the provisions of the Plans.”

3.	Section 3 (Duties and Position) of the Agreement shall be deleted in its entirety and replaced with the following:

“3.

Duties and Position. The Company employs the Employee in the capacity of President and Chief Executive Officer of the Parent. The Employee’s duties shall include those commonly associated with the aforesaid capacity. The Employee reports to the Board of Directors (the “Board”) and will comply with all lawful instructions given by the Board.”

4.	Section 9 (Vacation) of the Agreement shall be deleted in its entirety and replaced with the following:

“9.	Vacation. The Employee shall be entitled to a yearly paid vacation of five (5) weeks beginning on January 1, 2016.”

5.	Section 10 (Disability) of the Agreement shall be deleted in its entirety and replaced with the following:

“10.	Disability. It is understood and agreed that while the Employee is entitled to receive payments under any disability insurance plan for senior executives of the Company (when established by the Company and which disability insurance plan provides payments commensurate with his salary set out in Section 2, including a a 50% draw against his bonus), then the Employee will not be entitled during such time, to receive the salary and or/bonus set out in Section 2. The Employee's full compensation will be reinstated upon the Employee's return to work on a full-time basis.”

CounterPath Technologies Inc. and CounterPath Corporation
Amendment No. 1 to Employment Agreement

6.	Section 13(a) (Severance) of the Agreement shall be deleted in its entirety and replaced with the following:

“13.	Severance. Post-termination severance shall be paid to the Employee based upon the following schedule:

(a)

If the Employee is terminated pursuant to Section 11.1, 11.2, or 12.2, the Company will pay to Employee (i) twenty-four months compensation (base salary plus any applicable bonus and/or incentive outlined in Section 2.(b) with objectives being considered fully met); ii) extended medical and dental insurance coverage as set out in Section 2.(a) for a period of 24 months from termination; and (iii) all options and Deferred Share Units, which have not vested in accordance the Agreement(s) between the parties, shall immediately vest and become exercisable.”

7.	The following section be added as Section 23 of the Agreement:

“23.

Guarantee of Obligations of the C+ompany by the Parent. The Parent agrees to guarantee and satisfy the obligations of the Company under this Agreement (as amended from time to time) in the event that the Company fails to satisfy any such obligations.”

8.

Except as amended hereby, the Parties agree that the Agreement continues to be binding, unchanged, and in full force and effect. Upon execution of this Amendment by each of the Parties, the Agreement and this Amendment will be read and construed as one agreement (together, the “Amended Agreement”). The Amended Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement and the Agreement and cancels and supersedes any prior understandings, agreements, negotiations and discussions, whether written or oral, between the Parties.

9.	No amendment, modification or rescission of this Amendment shall be effective unless set forth in writing and signed by each of the Parties.

10.

This Amendment shall in all respects be interpreted, construed and governed by and in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein. The Parties attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

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CounterPath Technologies Inc. and CounterPath Corporation
Amendment No. 1 to Employment Agreement

11.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the Parties adopt any signatures received by electronic transmission as original signatures of the Parties.

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first above written.

COUNTERPATH TECHNOLOGIES INC.	|	Donovan Jones
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/s/ David Karp	|	/s/ Donovan Jones
(Authorized Signature)	|	Signature of Employee
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	|	February 22, 2016
	|	Date Signed

COUNTERPATH CORPORATION

/s/ Owen Matthews
(Authorized Signature)

CounterPath Technologies Inc. and CounterPath Corporation
Amendment No. 1 to Employment Agreement